Exhibit 10.1

EXECUTION VERSION

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made and entered into as of March 17, 2014 by and between David Levin (“Levin”) and Trade Street Residential, Inc., a Maryland corporation, including its affiliates, parent entities and subsidiaries (“Company”). For purposes hereof, Levin and Company shall be collectively referred to herein as the "Parties," and individually, as a "Party."

WHEREAS, Company has employed Levin as its President and Vice Chairman in accordance with that certain Employment Agreement dated September 26, 2013, by and between the Company and the Levin (“Employment Agreement”);

WHEREAS, Levin currently serves as a member of the Board of Directors of the Company (the “Board”); and

WHEREAS, Levin and the Company have reached the agreement set forth herein regarding the terms of Levin’s departure from his employment with the Company, his resignation as a member of the Board and the termination of his Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Levin and Company, hereby intending to be legally bound, agree as follows:

1.                  Recitals. The recitals set forth above are true and correct and are incorporated herein by reference.

2.                  Separation Date. Levin’s separation from the Company shall be effective as of 4:00 P.M. Eastern Standard Time on March 18, 2014 (the “Separation Date”). Effective on the Separation Date, Levin will be deemed to have (i) resigned as a member and the Vice Chairman of the Board, (ii) resigned his position as President of the Company and (iii) terminated all other employee, agency, lessor, sublessor, licensor, sublicensor and other vendor relationships with the Company. Levin warrants and represents that he has returned, or will promptly hereafter return, to the Company all property of the Company in his possession, custody, or control, including, but not limited to, files (paper and electronic) and other documents, client records, working papers, reports, computers and other hardware or software, access cards, office keys, and all other Company property of any nature.

3.                  Release.

(a) In consideration of the payments and other benefits to be provided by the Company to Levin after the Separation Date, Levin, for himself and his heirs, executors, administrators, affiliates, personal representatives and assigns, hereby irrevocably and unconditionally forever releases and discharges Company, its past and present shareholders, officers, directors, partners, managers, members, consultants, agents, employees, subsidiaries, parent corporations, affiliated or related entities and its or their past and present shareholders, officers, directors, agents, attorneys, employees and all of the successors, assigns, and legal representatives of the foregoing (collectively, “Releasees”) of and from, any matter or thing occurring in whole or in part through the date hereof, any and all rights, claims, grievances, arbitrations, liabilities or causes of action (“Claims”) which Levin has asserted, could assert or which could be asserted on his behalf (1) arising from Levin’s relationship to, employment with or service as an employee, officer, director, or manager of the Company or its subsidiaries and affiliates prior to the date of execution and delivery of this Agreement, including his separation from such employment; provided, however, that Levin does not release or discharge any claim that Levin may have for or in respect of indemnification or advancement of expenses pursuant to any indemnification agreement between Levin and the Company or pursuant to the Company’s organizational documents or applicable state law, or (2) arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), the Family and Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Equal Pay Act, the Lilly Ledbetter Fair Pay Act of 2009, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the ADA Amendments Act of 2008, the Genetic Information Nondiscrimination Act, the Florida Human Rights Act of 1977, the Florida Civil Rights Act of 1992, Section 760.50 of the Florida Statutes, the Miami-Dade County Code, and the wage and discrimination laws of the United States or any State of the United States or any other country and their subdivisions, including any state or local law, ordinance, regulation or rule, all of the foregoing as heretofore or hereafter amended, or any court decree, heretofore or hereafter promulgated. To the extent permitted by law, Levin also waives any and all rights under the laws of any jurisdiction in the United States that would limit the foregoing release and waiver of which he had knowledge as of the date hereof. Levin recognizes that, among other things, he is releasing Releasees of and from any and all claims he might have against Releasees for retaliation of any kind, pain and suffering, emotional distress, defamation, libel, slander and for discrimination based on age, gender, national origin, race, religion, disability, sexual orientation, or veteran status. Notwithstanding any other provision of this Agreement to the contrary, this Agreement does not encompass, and Levin does not release, waive or discharge, the obligations of the Company, or the rights of Levin, under (i) any indemnification or similar agreement with or for the benefit of Levin (including, without limitation, under Section 11 of the Employment Agreement or otherwise existing pursuant to the Company’s organizational document or applicable state law), or (ii) this Agreement.

(b) In consideration of the benefits provided by Levin to the Company under this Agreement, the Company, on behalf of itself and its affiliates and each of their respective officers, directors, partners, shareholders, employees, and agents, hereby irrevocably and unconditionally forever releases and discharges Levin and all of his successors, assigns, and legal representatives of the foregoing (which, together with Levin collectively are referred to as the “Levin Releasees”) of and from, any matter or thing occurring in whole or in part through the date hereof, any and all Claims which the Company has asserted, could assert or which could be asserted on its behalf arising from Levin’s relationship to, employment with or service as an employee, officer, director, or manager of the Company or its subsidiaries and affiliates prior to the date of execution and delivery of this Agreement, including Levin’s employment and separation therefrom; provided, however, that the Company does not release any claim that the Company may have for indemnification pursuant to any indemnification agreement between Levin and the Company or otherwise existing pursuant to the Company’s organizational documents or applicable state law, except insofar as such Claim is released by this Agreement, including its release and discharge of Levin from any and all Claims whatsoever up to the date hereof that it had, may have had, now have or may have for or by reason of any claim arising out of or attributable to Levin’s relationship to, employment with or service as an employee, officer, director, manager, agent, lessor, sublessor, licensor, sublicensor or vendor of the Company or its subsidiaries and affiliates, or pursuant to any, United States federal, state, or local law or regulation. The Company agrees to indemnify and hold the Levin Releasees harmless from and against any Claim, grievance, loss, damage, liability, cost or expense, including without limitation, reasonable attorneys’ fees, by reason of the Company’s breach of this Agreement, including the representations, warranties, and covenants made under this Agreement.

(c) Levin warrants and represents that he has not heretofore assigned or transferred to any person or entity any of the matters released hereunder, nor has he filed any grievance, charge or complaints against Company with any governmental or administrative agency or court. Levin agrees to indemnify and hold the Releasees harmless from and against any Claims, including without limitation, reasonable attorneys’ fees by reason of Levin's breach of this Agreement, including the representations, warranties, and covenants made under this Agreement.

(d) The Parties acknowledge that this Agreement is an important legal document and that each of them has been requested to sign this document in connection with Levin’s separation from the Company. The Parties acknowledge that each of them: (i) has read this Agreement in its entirety, (ii) is competent to execute this Agreement, (iii) has executed this Agreement knowingly and voluntarily and without reliance upon any statement or representation of any Releasee or Levin Releasee (as the case may be) or any of its respective representatives (other than those statements and representations expressly included in this Agreement), (iv) has been advised to, and has had ample opportunity if so desired to, discuss this Agreement with his or its own attorney for assistance and advice concerning this Agreement, (v) understands that the terms of this Agreement have been negotiated, (vi) understands the terms of this Agreement and their legal effects, and (vii) understands that the terms of this Agreement are enforceable. Levin further covenants, warrants, and represents that he has entered into this Agreement freely and voluntarily.

(e) The Parties further agree without any reservation whatsoever that neither of them shall sue the other Party or voluntarily become a party to a lawsuit on the basis of any and all Claims of any type lawfully and validly released herein.

(f) Levin hereby waives any right to monetary recovery or individual relief should any federal, state, or local agency (including the Equal Employment Opportunity Commission) pursue any claim on Levin’s behalf arising out of or related to Levin’s employment with and/or separation from employment with the Company.

(g) Notwithstanding anything in this Agreement to the contrary, the covenants, agreements and obligations under this Section 3 shall become effective only upon the receipt by Levin of a scanned copy of (i) the physical certificate evidencing the Shares (as defined below); and (ii) an irrevocable instruction from the Company to its Transfer Agent instructing the Transfer Agent to deliver the certificate evidencing the Shares to Levin as provided for in Section 6 hereof.

4.                  Termination; Severance. The Parties hereby agree that the Employment Agreement (except for Section 11 thereof, which survives and continues in effect in accordance with this Agreement) is being terminated hereunder by mutual agreement of the Parties. The Parties hereby acknowledge and agree that the payments required to be made pursuant to Section 7.4 of the Employment Agreement and otherwise in accordance with the Employment Agreement shall be revised as follows:

(a)                Not later than two (2) business days following the Separation Date, (i) Levin shall be paid his unpaid Base Salary (as that term is defined and used in the Employment Agreement) through and including the Separation Date, minus all applicable withholding taxes in accordance with normal payroll withholding practices, and (ii) Levin shall be reimbursed for all reasonable travel and other business expenses incurred by Levin in the performance of his duties under the Employment Agreement through the Separation Date for which Levin has submitted a reimbursement form with applicable receipts attached.

(b)               The Parties acknowledge and agree that there are no “earned and accrued but unpaid bonuses” as described in clause (iv) of Section 7.4 of the Employment Agreement; and

(c)                The Company shall not be obligated to make any of the payments required by the third sentence of Section 7.4 of the Employment Agreement.

5.                  Cash Payment. The Company shall pay Levin a lump sum payment of $8,583.00, representing the payment for health insurance required by Section 7.4 of the Employment Agreement.

6.                  Grant and Vesting of Restricted Stock. Promptly after the execution of this Agreement, the Company shall issue to Levin, in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate of 375,000 fully vested shares (the “Shares”) of common stock, par value $0.01 per share, of the Company, and the Company shall instruct the Company’s transfer agent to deliver to Levin physical stock certificates evidencing the Shares to Levin at Merrill Lynch, 200 South Biscayne Blvd., Miami, Florida 33131, c/o Adam Rosenfeld. The Parties agree that Levin’s entry into this Agreement, including the provisions of Section 3 hereof, shall be deemed adequate consideration for issuance of the Shares under the Maryland General Corporation Law and that, upon the issuance of the Shares to Levin, such Shares will be duly authorized, fully paid and nonassessable. Levin acknowledges and agrees that that the certificates representing the Shares to be issued and delivered to Levin shall bear (i) the legend regarding restrictions on ownership and transfer under Section 6.10 of the Company’s Articles of Restatement (as imprinted on all certificates evidencing issued and outstanding shares of Common Stock), and (ii) the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF RULE 144 UNDER THE SECURITIES ACT AND AT SUCH TIME AS THE TRANSFER RESTRICTIONS OF RULE 144 CEASE TO APPLY TO SUCH SALES.

7.                  Securities Act Compliance. In connection with the issuance and receipt of the Shares pursuant to Section 6 of this Agreement, Levin represents and warrants to the Company that:

(a)                The Shares are being acquired for Levin’s own account, for the purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws;

(b)               Levin is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act and is knowledgeable, sophisticated and experienced in business and financial matters, and Levin fully understands the limitations on ownership, sale, transfer or other disposition of the Shares;

(c)                Levin understands that the Shares may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law; and

(d)               Levin understands and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that such shares have not been registered under the Securities Act and that such shares may be offered, resold, pledged or otherwise transferred only (i) in a transaction not involving a public offering, (ii) pursuant to an exemption from registration under the Securities Act, including, without limitation, the exemption provided by Rule 144 thereunder (if available), (iii) pursuant to an effective registration statement under the Securities Act or (iv) to the Company, in each of cases (i) through (iv) in accordance with any applicable state and federal securities laws;

(e)                Levin understands and agrees that the Company’s issuance of the Shares is being made in reliance on Levin’s representations in this Section 7.

8.                 Rule 144. The Company agrees to use its reasonable best efforts to file all reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of Levin, make publicly available such information as may be necessary to permit sales pursuant to Rule 144 of the Securities Act), and will use its reasonable best efforts to take such further action as Levin may reasonably request, at the sole expense of Levin, all to the extent required from time to time to enable Levin to sell the Shares without registration under the Securities Act consistent with the exemptions provided by Rule 144 of the Securities Act.

9.                 No Admission. The Parties agree that this Agreement does not constitute an admission by the Company or Levin of any: (i) violation of any statute, law, regulation, order or other applicable authority; (ii) breach of contract, actual or implied; or (iii) commission of any tort.

10.              Non-Disparagement. Each of the Parties hereto agrees not to disparage the other or the other’s officers, directors, employees, attorneys, agents, consultants or representatives (or, in the case of the Company, any of its products or services); provided, that the foregoing shall not prohibit Levin or the Company from making any general competitive statements or communications about the other or their businesses in the ordinary course of competition. Further, Levin agrees and understands that any material violation of this provision will void this Agreement and Levin will be required to return or repay to the Company any and all consideration received under this Agreement.

11.              Confidentiality. The Parties hereto agree to keep the existence and terms of this Agreement and the circumstances of Levin’s separation from the Company confidential, except as required to be disclosed by the regulations of the Securities and Exchange Commission or the listing rules of the NASDAQ Global Market. Levin specifically agrees not to discuss the existence or terms of this Agreement with any third party except for his spouse, legal counsel and financial and legal advisors. Levin acknowledges that during the course of Levin’s employment he has had access to and/or the Company has disclosed to him information relating to the nature and operation of the Company’s business, the Company’s manner of operation, its financial condition, its business operations, it business and marketing plans, legal matters and pricing methods (hereinafter “Confidential Information”). Levin agrees that, for a period of one year from the date this Agreement is executed, Levin will retain in confidence such Confidential Information and that Levin will not, either directly or indirectly, use, misappropriate, reveal, disclose, publish, communicate or divulge any such Confidential Information to any other person or entity for any purpose whatsoever except as required by law or pursuant to section 13, below. Levin expressly agrees that he shall keep secret and confidential all such Confidential Information, except as authorized by the Company in writing or as required by law or pursuant to Section 13, below.

12.              Non-Competition. Effective upon the execution of this Agreement, the Company agrees that the provisions of Section 10.1 of Levin’s Employment Agreement shall no longer have any force or effect and that Levin shall not be subject to any restriction on his ability to compete with the Company.

13.              Cooperation. After the Separation Date, Levin agrees to make himself available, upon reasonable request, to the Company, its external and internal auditors, and representatives for the purpose of providing information and cooperating with respect to pending or future investigations, audits, and inquiries on matters in which Levin was involved during his tenure as President of the Company and/or about which Levin has knowledge.

14.              Binding Effect. All terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective administrators, executors, other legal representatives, heirs, successors and permitted assigns.

15.              Enforcement Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing Party or Parties shall be entitled to recover reasonable attorneys' fees and expenses, court costs and all expenses even if not taxable as court costs (including, but not limited to, all attorneys' fees and expenses incident to any appeals), incurred in that action or proceeding, in addition to any other relief to which such Party or Parties may be entitled.

16.              Entire Agreement. This Agreement (together with the agreements and documents expressly referenced herein) represents the entire understanding and Agreement between the Parties with respect to the subject matter discussed in this Agreement, and supersedes all other negotiations, understandings and representations (if any) made by and between such Parties with respect to such subject matter. In the event that any provision in this Agreement is determined to be legally invalid or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected thereby.

17.              Counterparts. This Agreement may be executed in one or more counterparts, and counterparts may be exchanged by electronic transmission (including by email), each of which will be deemed an original, but all of which together constitute one and the same instrument.

18.              Opportunity for Independent Representation. Levin hereby acknowledges and agrees that he has been given the opportunity, if so desired, to seek independent counsel for review and advice in connection with his rights, remedies and obligations under this Agreement.

19.              Governing Venue and Submission to Jurisdiction. This Agreement shall be governed by the laws of the State of Maryland. Any suit, action or other legal proceeding arising out of, or relating to, this Agreement shall be brought in a court of competent jurisdiction located in Baltimore, Maryland having subject matter jurisdiction thereof and both Parties agree to submit to the jurisdiction of such forum.

20.              Notices. All notices, demands, requests and replies required or permitted by this Agreement shall be in writing and shall be deemed given when delivered in person or on the third (3rd) business day following the date of mailing if sent by first-class mail, postage prepaid, return receipt requested, addressed as follows:

(a)	if to the Company:

Trade Street Residential, Inc.

Attention: Richard Ross

19950 W. Country Club Drive

Suite 800

Aventura, FL 33180

(b)	if to Levin:

David Levin

121 Camden Drive

Bal Harbor, FL 33154

PLEASE READ CAREFULLY. THIS DOCUMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

[Signature Page Follows]

The undersigned, Levin, hereby represents that he has executed this Agreement for the purposes and the consideration expressed herein, and that he has carefully read this Agreement, has had adequate time and opportunity to consider and understand its meaning and effect, and, if he so desired, discussed it with any person of his choice, including his attorney, and that he has voluntarily executed it as such.

The undersigned Parties, intending to be legally bound, have executed this Agreement as of the day and year first above written.

LEVIN:

/s/ David Levin
David Levin

TRADE STREET RESIDENTIAL, INC.

By:	/s/ Richard Ross
Name:	Richard Ross
Title:	Chief Executive Officer and Financial Officer